UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1331 Spring Street, NW	Suite 2500,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 26, 2023, Invesco Ltd. (the “Company”) and its indirect subsidiary, Invesco Finance PLC (the “Borrower”), entered into a five-year unsecured $2.0 billion Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of banks, financial institutions and other institutional lenders named therein, including Bank of America, N.A., as administrative agent. The Credit Agreement includes a $50 million sublimit for the issuance of standby letters of credit and a $100 million sublimit for swingline loans. All advances under the Credit Agreement are denominated in U.S. dollars and letters of credit issued thereunder may be denominated in U.S. dollars or Sterling. All of the obligations of the Borrower under the Credit Agreement are guaranteed by the Company (the “Company Guaranty”).

The Credit Agreement amends and restates an existing $1.50 billion Fifth Amended and Restated Credit Agreement, dated as of April 26, 2021 (the “Prior Credit Agreement”) entered into by the Company and the Borrower. The Prior Credit Agreement was scheduled to expire on April 26, 2026. No prepayment fees were incurred in connection with the amendment and restatement of the Prior Credit Agreement.

Amounts borrowed under the Credit Agreement are repayable at maturity on April 26, 2028. The proceeds of the Credit Agreement are to be used for working capital, capital expenditures, general corporate purposes and all other lawful purposes. Under certain conditions, the Borrower may elect to increase the aggregate principal amount of commitments under the Credit Agreement to a maximum amount of $2.5 billion. None of the lenders under the Credit Agreement are obligated to provide such additional commitments to the Borrower.

Borrowings under the Credit Agreement will bear interest at (i) Term SOFR for specified interest periods plus a SOFR related increase of 10 basis points or (ii) a floating rate (based upon either (X) daily SOFR or (Y) a base rate equal to the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus 0.50%, (c) Term SOFR for an interest period of one month plus 1.00% and (d) 1.00%), plus, in either case, an applicable margin determined based on the credit ratings of the Company or the Borrower. Based on the current credit ratings of the Company and the Borrower, the applicable margin for SOFR-based loans would be 1.125% and for base rate loans would be 0.125%. In addition, the Borrower is required to pay the lenders a commitment fee on the aggregate unused commitments of the lenders at a rate per annum which is based on the credit ratings of the Company or the Borrower. Based on the current credit rating of the Company and the Borrower, the commitment fee would be equal to 0.125%.

The Credit Agreement also contains customary restrictive covenants on the Company and its subsidiaries. Restrictive covenants in the Credit Agreement include prohibitions on creating, incurring or assuming liens; entering into merger arrangements; selling, leasing, transferring or otherwise disposing of assets; making a material change in the nature of the business; making a significant accounting policy change in certain situations; and incurring indebtedness through the subsidiaries (other than the Borrower). Many of these restrictions are subject, however, to certain minimum or materiality thresholds and other exceptions. Financial covenants under the Credit Agreement include (i) the quarterly maintenance of a Debt/EBITDA ratio, as defined in the Credit Agreement, of not greater than 3.25:1.00 (the “Leverage Ratio”) and (ii) a coverage ratio (EBITDA, as defined in the Credit Agreement divided by interest expense for the four consecutive fiscal quarters ended on or immediately prior to the date of determination) of not less than 4.00:1.00. Subject to certain terms and conditions related to an acquisition in which the consideration exceeds $500 million, the Borrower may elect to increase the required Leverage Ratio to 3.75:1.00 for a period of up to four fiscal quarters. For purposes of calculating the Leverage Ratio, the Credit Agreement uses Adjusted Debt, as defined in the Credit Agreement, and includes a netting provision pursuant to which debt is reduced by an amount of up to $500 million based on freely distributable, unrestricted cash and cash equivalents of the Company and its subsidiaries.

The Credit Agreement contains customary provisions regarding events of default which could result in an acceleration or increase in amounts due, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of a representation or warranty, bankruptcy or insolvency proceedings, change of control, certain judgments, ERISA matters, cross-default to other debt and hedging agreements, governmental action prohibiting or restricting the Company or its subsidiaries in a manner that has a material adverse effect and failure of certain guaranty obligations.

The lenders (and their respective affiliates) may have provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, leasing, foreign exchange, trust or other advisory services to the Company and its subsidiaries and affiliates. These parties may have received, and may in the future receive, customary compensation for these services.

The foregoing description of the Credit Agreement and the Company Guaranty does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Company Guaranty, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Current Report on Form 8-K, the Credit Agreement is not intended to be a source of factual, business or operational information about the parties. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion of the Credit Agreement set forth in response to Item 1.01 above is incorporated herein by reference.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Company Secretary
Date: April 28, 2023